MOODY NATIONAL REIT II, INC. 8-K

EXHIBIT 10.5

ASSIGNMENT AND ASSUMPTION OF HOTEL MANAGEMENT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF HOTEL MANAGEMENT AGREEMENT (this “Assignment”), is made and entered into as of the 29th day of April, 2019, by and between RI II MC-HOU, LLC, a Delaware limited liability company (“Assignor”) and MOODY NATIONAL KIRBY-HOUSTON MT, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H :

WHEREAS, Assignor, as Owner, and Moody National Hospitality Management, LLC, a Texas limited liability company, as Manager, entered into that certain Hotel Management Agreement dated February 20, 2019, related to the operation of that certain hotel known as Residence Inn- Houston/ Southwest Medical Center — Houston, Texas (“Hotel”), located at 7807 Kirby Street, Houston, Texas 77030 (“Property”).

WHERES, on the date of this Agreement, Assignor has conveyed the Property to MOODY NATIONAL KIRBY-HOUSTON HOLDING, LLC, a Delaware limited liability company, an affiliate of Assignee, who leases the Hotel to Assignee.

WHEREAS, in connection with the sale of the Property, Assignor now wishes to assign all of its right, title and interest as Purchaser under the Agreement to Assignor and Assignee desires to assume and perform the obligations of the Assignor as Purchaser under the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.       Assignment. Assignor does hereby SELL, GRANT, ASSIGN, TRANSFER, CONVEY, RELINQUISH AND SET OVER unto Assignee all of Assignor’s right, title and interest in and to the Agreement.

2.       Assumption by Assignee. Assignee, hereby accepts the foregoing assignment, agrees to assume and perform all the duties and obligations to be performed by the Purchaser under the Agreement therein mentioned to the same extent as if Assignee had originally been named as the Purchaser in that Agreement, and to indemnify and hold Assignor harmless for any liability for performance or nonperformance of the duties and obligations assumed by Assignee.

3.       Governing Law. This Assigrunent shall be governed by, and be construed in accordance with, the laws of the State of Texas.

4.       Counterparts. To facilitate execution, this Assignment may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single Agreement.

5.       Entire Contract. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment as of the date and year first above written.

ASSIGNOR:

RI II MC-HOU, LLC,
a Delaware limited liability company

By:	/s/ Brett C. Moody
Brett C. Moody, President

ASSIGNEE:

MOODY NATIONAL KIRBY-HOUSTON MT, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Brett C. Moody, President